Exhibit (k.2)

                        FORM OF
        FUND ADMINISTRATION SERVICING AGREEMENT


     THIS AGREEMENT is made and entered into as of this ___ day of ____, 1999, by and between LCM Internet
Growth Fund, Inc., a Maryland corporation (hereinafter referred to as the "Company") and Firstar Mutual Fund
Services, LLC, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as "FMFS").

      WHEREAS,  the Company is a closed-end  management
investment  company  which  is  registered  under   the
Investment  Company Act of 1940, as amended (the  "1940
Act");

      WHEREAS, FMFS is a trust company and, among other
things,   is   in   the  business  of  providing   fund
administration   services  for  the  benefit   of   its
customers; and

     WHEREAS, the Company desires to retain FMFS to act as Administrator for the Company.

      NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and FMFS agree as follows:

1.   Appointment of Administrator

     The Company hereby appoints FMFS as Administrator of
     the  Company on the terms and conditions set forth
     in  this  Agreement, and FMFS hereby accepts  such
     appointment and agrees to perform the services and
     duties   set   forth   in   this   Agreement    in
     consideration of the compensation provided for herein.

2.   Duties and Responsibilities of FMFS

     A. General Management

        1. Act as liaison among all Company service providers

        2. Coordinate board communication by:

           a. Assisting Company  counsel  in  establishing  meeting
              agendas
           b. Preparing board   reports  based  on  financial   and
              administrative data
           c. Evaluating independent auditor
           d. Securing and  monitoring  fidelity bond and  director
              and   officer  liability  coverage,   and
              making    the   necessary   SEC   filings
              relating thereto
           e. Preparing minutes  of  meetings  of  the  board   and
              shareholders

        3. Audits

           a. Prepare appropriate schedules and assist independent auditors
           b. Provide information to SEC and facilitate audit process
           c. Provide office facilities

        4. Assist in overall operations of the Company

        5. Pay Company  expenses upon written authorization from the Company

     B. Compliance

        1. Regulatory Compliance

           a. Monitor compliance   with   1940  Act   requirements,
              including:

              1) Asset diversification tests
              2) Total return and SEC yield calculations
              3) Maintenance of books and records under Rule 31a-3
              4) Code of Ethics for the disinterested directors of the Company

           b. Monitor Company's compliance with the policies and investment limitations of the Company as
              set   forth   in   its   Prospectus   and
              Statement of Additional Information

        2. SEC Registration and Reporting

           a. Assist Company counsel in updating Prospectus and Statement of Additional Information (if
              necessary)   and   in   preparing   proxy statements
           b. Prepare annual and semiannual reports
           c. Coordinate the   printing  of  publicly  disseminated
              Prospectuses and reports
           d. File fidelity bond under Rule 17g-1
           e. File shareholder reports under Rule 30b2-1
           f. Prepare and file reports and other documents required by U.S. stock exchanges on which the Company's shares are listed

        3. IRS Compliance

           a. Monitor Company's  status  as a regulated  investment
              company   under  Subchapter   M   through
              review of the following:

              1) Asset diversification requirements
              2) Qualifying income requirements
              3) Distribution requirements

           b. Calculate required distributions (including excise tax distributions)

     C. Financial Reporting

        1. Provide financial    data   required   by   Company's
           Prospectus   and  Statement  of   Additional
           Information
        2. Prepare financial   reports  for  shareholders,   the
           board,  the  SEC,  U.S. stock  exchanges  on
           which  the  Company's shares are listed  and
           independent auditors
        3. Supervise  the Company's custodian and accountants in
           the  maintenance  of the  Company's  general
           ledger   and  in  the  preparation  of   the
           Company's  financial  statements,  including
           oversight  of expense accruals and payments,
           of  the determination of net asset value  of
           the   Company's  net  assets  and   of   the
           Company's  shares,  and of  the  declaration
           and   payment   of   dividends   and   other
           distributions to shareholders

     D. Tax Reporting

        1. Prepare and   file  on  a  timely  basis  appropriate
           federal  and  state  tax  returns  including
           Forms    1120/8610   with   any    necessary
           schedules

        2. Prepare state income breakdowns where relevant

        3. File Form   1099   Miscellaneous  for   payments   to
           directors and other service providers

        4. Monitor wash losses

        5. Calculate eligible dividend income for corporate shareholders

3.  Compensation

     The Company, agrees to pay FMFS for the performance of the duties listed in this Agreement, the fees and reasonable out-of-pocket expenses as set forth in the attached Exhibit A.

     These fees may be changed from time to time, subject to mutual written Agreement between the Company and FMFS.

     The Company agrees to pay all fees and reimbursable expenses within ten (10) business days following the receipt of the billing notice.

4.  Performance of Service; Limitation of Liability

         A.  FMFS   shall  exercise  reasonable care in the
     performance  of  its duties under this  Agreement.
     FMFS shall not be liable for any error of judgment
     or  mistake of law or for any loss suffered by the
     Company  in connection with matters to which  this
     Agreement relates, including losses resulting from
     mechanical   breakdowns   or   the   failure    of
     communication  or  power  supplies  beyond  FMFS's
     control,  except  a  loss  resulting  from  FMFS's
     refusal  or  failure to comply with the  terms  of
     this  Agreement or from bad faith, negligence,  or
     willful  misconduct on its part in the performance
     of    its    duties    under    this    Agreement.
     Notwithstanding  any  other  provision   of   this
     Agreement,  the Company shall indemnify  and  hold
     harmless FMFS from and against any and all claims,
     demands,   losses,   expenses,   and   liabilities
     (whether with or without basis in fact or law)  of
     any   and   every  nature  (including   reasonable
     attorneys' fees) which FMFS may sustain or incur or which may be asserted against FMFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FMFS by any duly authorized officer of the Company, such duly authorized officer to be included in a list of authorized officers furnished to FMFS and as amended from time to time in writing by resolution of the Board of Directors of the Company.

            FMFS  shall indemnify and hold the  Company
     harmless  from  and against any  and  all  claims,
     demands,   losses,   expenses,   and   liabilities
     (whether with or without basis in fact or law)  of
     any   and   every  nature  (including   reasonable
     attorneys' fees) which the Company may sustain or incur or which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

            In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FMFS's control.
     FMFS  will make every reasonable effort to restore
     any lost or damaged data and correct any errors resulting from such a breakdown at the expense of
     FMFS.   FMFS  agrees that it shall, at all  times,
     have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the
     extent   appropriate   equipment   is   available.
     Representatives of the Company shall  be  entitled
     to   inspect   FMFS's   premises   and   operating
     capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

            Regardless of the above, FMFS reserves the right to reprocess and correct administrative errors at its own expense.

          B.  In order that the indemnification provisions
     contained  in  this  section shall  apply,  it  is
     understood that if in any case the indemnitor  may
     be  asked  to  indemnify or  hold  the  indemnitee
     harmless,  the  indemnitor  shall  be  fully   and
     promptly advised of all pertinent facts concerning
     the  situation  in  question, and  it  is  further
     understood  that  the  indemnitee  will  use   all
     reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim which may be the subject of this indemnification.
     In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

5.  Proprietary and Confidential Information

     FMFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the
     Company   and   prior,   present,   or   potential
     shareholders of the Company (and clients of said shareholders), and not to use such records and
     information  for  any  purpose  other   than   the
     performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where FMFS may be exposed to civil or
     criminal  contempt  proceedings  for  failure   to
     comply, when requested to divulge such information
     by   duly  constituted  authorities,  or  when  so
     requested by the Company.

6.  Data Necessary to Perform Services

     The Company or its agent, which may be FMFS, shall furnish to FMFS the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

7.  Term of Agreement

     This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue automatically in effect for successive annual periods. The Agreement may be terminated by either party upon giving ninety (90)
     days  prior written notice to the other  party  or
     such shorter period as is mutually agreed upon  by
     the  parties.   However,  this  Agreement  may  be
     amended by mutual written consent of the parties.

8.  Notices

     Notices  of any kind to be given by either party to the
     other party shall be in writing and shall be  duly
     given  if mailed or delivered as follows:   Notice
     to FMFS shall be sent to:

     Mr. James C. Tyler
     Firstar Mutual Fund Services, LLC
     615 East Michigan Street
     Milwaukee, WI  53202

and notice to the Company shall be sent to:

     Mr. Barry J. Glasgow
     LCM Internet Growth Fund, Inc.
     810 W. Washington Blvd.
     Chicago, IL  60607

9.  Duties in the Event of Termination

     In the  event  that, in connection with termination,  a
     successor    to   any   of   FMFS's   duties    or
     responsibilities hereunder is designated by the Company by written notice to FMFS, FMFS will promptly, upon such termination and at the expense of the Company, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FMFS under this Agreement in a form reasonably acceptable to the Company (if such form differs from the form in which FMFS has maintained, the Company shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS's personnel in the establishment of books, records, and other data by such successor.

10.  Governing Law

     This Agreement shall be construed and the provisions hereof interpreted under and in accordance with
     the  laws  of  the  State of Wisconsin.   However,
     nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or
     regulation  promulgated  by  the  Securities   and
     Exchange Commission thereunder.

11.  Records

     FMFS shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Company but not inconsistent with
     the   rules   and   regulations   of   appropriate
     government authorities, in particular, Section  31
     of  the  1940 Act and the rules thereunder.   FMFS
     agrees   that   all  such  records   prepared   or
     maintained by FMFS relating to the services to be performed by FMFS hereunder are the property of the Company and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to the Company on and in accordance with its request.

12.  Year 2000 Representation

     FMFS hereby represents and warrants that it does not anticipate that the "Year 2000 Problem" will have a material impact on its ability to perform its duties under this Agreement. The "Year 2000
     Problem" refers to the inability of computer systems to properly process and calculate date-related information and data from and after January 1, 2000.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.



LCM INTERNET GROWTH FUND, INC.          FIRSTAR MUTUAL  FUND SERVICES, LLC


By:______________________________       By:________________________________


Attest:__________________________       Attest:____________________________

          Fund Administration and Compliance
         Annual Fee Schedule - Domestic Funds

                                                       Exhibit A




Annual fee based upon average net fund assets
          6 basis points on the first $200 million
          5 basis points on the next $500 million
          3 basis points on the balance
          Minimum annual fee: $35,000


Plus reasonable out-of-pocket expense reimbursements,including but not limited to:
          Postage
          Programming
          Stationery
          Proxies
          Retention of records
          Special reports
          Federal and state regulatory filing fees
          Certain insurance premiums
          Expenses from board of directors meetings
          Auditing and legal expenses



Fees and reasonable out-of-pocket expense reimbursements are billed monthly